As filed with the Securities and Exchange Commission on April 25, 2001
Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIEBEL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	94-3187233 (I.R.S. Employer Identification No.)

2207 Bridgepointe Parkway
San Mateo, California 94404
(650) 477-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

1998 Equity Incentive Plan
(Full Title of the Plan)

Thomas M. Siebel
Chairman and Chief Executive Officer
Siebel Systems, Inc.
2207 Bridgepointe Parkway
San Mateo, California 94404
(650) 477-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Vincent P. Pangrazio, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Shares of Common Stock, par value $0.001, reserved for future issuance pursuant to outstanding options under the Registrant's 1998 Equity Incentive Plan (the "1998 Plan")	40,000,000	$34.865	$1,394,600,000	$348,650

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the 1998 Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on April 18, 2001, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 40,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1998 Equity Incentive Plan, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (relating to the 1998 Equity Incentive Plan), as amended (Nos. 333-72969, 333- 85007 and 333-52998), are incorporated by reference herein.

EXHIBITS
Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended to date.[1]
4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.[2]
4.3	Certificate of Designation of Series A1 Preferred Stock of the Registrant.[3]
4.4	Bylaws of the Registrant.[4]
4.5	Specimen Stock Certificate.[4]
4.6	Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April 30, 1996 and June 14, 1996.[4]
5.1	Opinion of Cooley Godward LLP.[5]
23.1	Consent of KPMG LLP, Independent Auditors. [5]
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature page.
99.1	Siebel Systems, Inc. 1998 Equity Incentive Plan, as amended as of April 17, 2001. [5]
99.2	Form of option agreement under the Siebel Systems, Inc. 1998 Equity Incentive Plan. [6]

_______________

1 Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-07983), as amended.

2 Incorporated by reference to the Registrant's Annual Report on Form 10-K (No. 000-20725) for the fiscal year ended December 31, 1999.

3 Incorporated by reference to the Registrant's Current Report on Form 8-K (No. 333-20725), filed on November 27, 2000.

4 Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended.

5 Filed herewith.

6 Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-72969), as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on April 25, 2001.

Siebel Systems, Inc.

By: /s/ Thomas M. Siebel
Thomas M. Siebel
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Thomas M. Siebel and Kenneth A. Goldman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Thomas M. Siebel Thomas M. Siebel	Chairman and Chief Executive Officer (Principal Executive Officer)	April 25, 2001
/s/ Kenneth A. Goldman Kenneth A. Goldman	Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2001
/s/ Patricia A. House Patricia A. House	Vice-Chairman, Co-Founder and Vice President, Strategic Planning	April 25, 2001
________________ Eric E. Schmidt	Director	April __, 2001
/s/ James C. Gaither James C. Gaither	Director	April 25, 2001
________________ Marc F. Racicot	Director	April __, 2001
/s/ George T. Shaheen George T. Shaheen	Director	April 25, 2001
/s/ Charles R. Schwab Charles R. Schwab	Director	April 25, 2001
/s/ A. Michael Spence A. Michael Spence	Director	April 25, 2001

EXHIBIT INDEX
Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended to date.[1]
4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.[2]
4.3	Certificate of Designation of Series A1 Preferred Stock of the Registrant.[3]
4.4	Bylaws of the Registrant.[4]
4.5	Specimen Stock Certificate.[4]
4.6	Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April 30, 1996 and June 14, 1996.[4]
5.1	Opinion of Cooley Godward LLP.[5]
23.1	Consent of KPMG LLP, Independent Auditors. [5]
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature page.
99.1	Siebel Systems, Inc. 1998 Equity Incentive Plan, as amended as of April 17, 2001. [5]
99.2	Form of option agreement under the Siebel Systems, Inc. 1998 Equity Incentive Plan. [6]

_______________

1 Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-07983), as amended.

2 Incorporated by reference to the Registrant's Annual Report on Form 10-K (No. 000-20725) for the fiscal year ended December 31, 1999.

3 Incorporated by reference to the Registrant's Current Report on Form 8-K (No. 333-20725), filed on November 27, 2000.

4 Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended.

5 Filed herewith.

6 Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-72969), as amended.